Exhibit 99.1

News Release

For Immediate Release

Media Contact:	Investor Contact:

Eric Smith	Shelly Hubbard
Phone: 901-573-9156	Phone: 612-518-5406
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Enters into Definitive Agreement to Acquire Fox Racing

Fox Racing Complements Vista Outdoor’s Existing Brand Portfolio, Expands Leadership Positions in Helmets, Protective Gear and Apparel for Motocross and Mountain Biking

Acquisition Bolsters Outdoor Products Segment, Adds Approximately $350 Million in Revenue

ANOKA, Minn., July 6, 2022 — Vista Outdoor Inc. ("Vista Outdoor") (NYSE: VSTO), the parent company of 39 renowned brands that design, manufacture and market sporting and outdoor products to consumers around the globe, today announced that it has entered into a definitive agreement to acquire Irvine, Calif.-based Fox Racing, a global icon in performance motocross, mountain bike and lifestyle gear for adventure seekers. The purchase price is $540 million, with the potential for an additional $50 million earnout based on Fox Racing’s financial performance.

For 50 years, Fox Racing has been a leading voice in the motocross and adventure community, with a dedicated consumer following and talented group of employees that embody the brand’s mission to “honor yesterday, conquer today, and invent tomorrow.” Fox Racing’s deep history of producing innovative gear that enables racers and explorers to reach new heights aligns perfectly with Vista Outdoor’s existing portfolio of leading outdoor brands. Fox Racing grew net sales by a compound annual growth rate of approximately 20% from calendar year 2019 to 2021 and is expected to grow in excess of that in calendar year 2022.

“Over the last four years, we have built a diversified portfolio of iconic outdoor brands led by a proven leadership team that continues to execute well and drive strong results for our shareholders,” said Chris Metz, Vista Outdoor CEO. “With the acquisition of Fox Racing, we are continuing the successful implementation of our strategy to use accretive acquisitions to expand our leadership position and ability to capitalize on long-term growth opportunities in outdoor recreation. The Fox Racing acquisition meets all of our financial and strategic acquisition criteria, even before taking into account potential benefits from combining Fox Racing with our existing business. I am pleased that we have been able to continue to add category-leading brands like Fox Racing to our portfolio while maintaining a strong balance sheet and reinvesting in our existing business to drive organic growth.

“Fox Racing is an ideal fit for our portfolio with a reputation for high quality helmets, protective gear and apparel for motocross and mountain biking. Motocross and mountain biking are growing and familiar categories for Vista Outdoor. Fox Racing is synergistic to our existing action sports business unit, which includes Bell Helmets, Giro, Blackburn, Krash, Copilot and Raskullz. The addition of Fox Racing to our portfolio will allow us to target multiple consumer demographics across mountain and road biking, skiing/snowboarding, and powersports. We expect that Fox Racing and our legacy teams will find multiple opportunities to leverage core competencies, enhance supply chain efficiency and resiliency, and better serve our customers and consumers to drive future growth. We believe that the combined platform will make each business stronger and more profitable tomorrow than they are today, while allowing us to continue to deliver long-term returns for shareholders. Following our separation, which was previously announced on May 5th, we expect to be one of the largest outdoor recreation companies in the industry,” concluded Metz.

Jeffrey McGuane, CEO of Fox Racing, will continue to lead the company following the closing of the acquisition, as will all of Fox Racing’s leadership team.

“We’re excited to join the Vista Outdoor family,” McGuane said. “Together we can leverage the heritage of our leading brands, enjoy new supply chain synergies, expand our deep and established channels and target an expanded customer base. Combined with enhanced access to capital for innovation and scale, we believe this transaction is a win-win for all involved. Vista Outdoor’s leadership team has proven they have an effective, repeatable acquisition model, making Vista Outdoor the clear acquirer of choice for Fox Racing. It is not often that an acquired company can remain true to its culture and customer base, while also tapping into the benefits of Vista Outdoor’s Centers of Excellence, vast retail partnerships, innovation engines and a leadership team that enables a founder’s mentality and results-driven culture. Needless to say, we are thrilled about this next chapter for Fox Racing.”

Fox Racing will be part of Vista Outdoor’s Outdoor Products segment and will be included in the new Outdoor Products Company upon the completion of the previously announced separation.

Details on the Proposed Transaction

Vista Outdoor has agreed to pay a gross purchase price of $540 million, subject to certain customary closing adjustments and not including contingent incentives of up to $50 million, upon the achievement of certain EBITDA targets. For calendar year 2022, Fox Racing’s full-year net sales and adjusted EBITDA are expected to be approximately $350 million and $55 million, respectively. Vista Outdoor expects the transaction to be immediately accretive to earnings, excluding transaction costs, transition costs and inventory step-up.

Vista Outdoor expects to finance this acquisition through a combination of a $600 million asset-based revolving credit facility, which will replace Vista Outdoor’s existing asset-based revolving credit facility, and a $350 million secured term loan facility. Vista Outdoor expects to close the transaction in the second fiscal quarter of FY 2023, subject to the receipt of regulatory approvals and other customary closing conditions. Following the closing of this transaction, Vista Outdoor’s leverage ratio is expected to be below 1.5 times, well within the target leverage ratio of one to two times.

Vista Outdoor will provide updated fiscal 2023 guidance when it reports first quarter fiscal 2023 earnings on July 28, 2022, which is in line with historical cadence.

Robert W. Baird & Co. served as financial advisor and Ropes & Gray LLP served as legal advisor to Fox Racing.

Morgan Stanley & Co. LLC served as financial advisor and Reed Smith LLP served as legal advisor to Vista Outdoor in connection with the transaction. JPMorgan Chase Bank, N.A. is also providing financing advice to Vista Outdoor and together with Capital One, N.A. are serving as joint lead arrangers and bookrunners and Cravath, Swaine & Moore LLP served as legal advisor to Vista Outdoor in connection with the financing for the transaction.

Additional Materials

For additional information about Fox Racing and the definitive agreement, please view the Fox Racing Acquisition Presentation and Infographic at investors.vista@vistaoutdoor.com.

Vista Outdoor plans to report its first quarter fiscal year 2023 financial results on Thursday, July 28, 2022, at 5:00 a.m. EDT. In addition to the results, which will be published on Vista Outdoor’s website, the company expects to discuss its outlook and financial guidance and may discuss matters of strategy during the earnings conference call which will be held at 9:00 a.m. EDT.

Please refer to our press release titled ‘Vista Outdoor to Release First Quarter Fiscal 2023 Financial Results’ for the earnings webcast and replay information.

About Fox Racing Since 1974, when Geoff Fox first introduced the world to our iconic logo, Fox Racing has been all about family. Not just in name—a legacy that continues to this day—but the idea of celebrating and sharing the passion of life on two wheels with the world. This is what drives us, inspires us, and keeps us close. Because “skulk” is more than just a word for a family of foxes—it’s the adventure, the fidelity of friends, and everything that happens along the way.

About Vista Outdoor Inc.
Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. We serve a broad and diverse range of consumers around the globe, including outdoor enthusiasts, golfers, cyclists, backyard grillers, campers, hunters, recreational shooters, athletes, as well as law enforcement and military professionals. Our reporting segments, Outdoor Products and Sporting Products, provide these consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. Our operating model leverages shared resources across brands to achieve levels of excellence and performance that would be out of reach for any one brand on its own. Brands include Remington Ammunition, Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fiber Energy Products, Bell Helmets, Camp Chef, Giro, QuietKat, Stone Glacier, Federal Ammunition and more. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. For news and information, visit our website at www.vistaoutdoor.com.

Forward-Looking Statements
Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions; general economic and business conditions in the United States and Vista Outdoor’s other markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor’s ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; others' use of social media to disseminate negative commentary about us and boycotts; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; Vista Outdoor’s competitive environment; risks associated with diversification into new international and commercial markets including regulatory compliance; changes in the current tariff structures; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state ammunition regulations; Vista Outdoor’s ability to realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to execute our strategic transformation plan, including our ability to realize expected benefits from the successful divestiture of non-core brands and profitability improvement initiatives; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. You are cautioned not to place undue reliance on any forward-looking statements we make. Vista Outdoor undertakes no obligation to update any forward-looking statements except as otherwise required by law. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission.